As filed with the Securities and Exchange Commission on September 26, 2008

Registration No. 000–________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRANTS OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

XEBEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0458929B
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

154 East Oliveberry Lane, Draper, Utah 84020

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code:	(801) 209-4012

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

(Check one)

[	]	Large accelerated filer	[	]	Accelerated filer
[	]	Non-accelerated filer	☒	Smaller reporting company

(Do not check if a smaller reporting company)

XEBEC INTERNATIONAL, INC.

FORM 10

TABLE OF CONTENTS

PAGE

Item 1.	Business	3

Item 1A.	Risk Factors	7

Item 2.	Financial Information	10

Item 3.	Properties	13

Item 4.	Security Ownership of Certain Beneficial Owners and Management	13

Item 5.	Directors and Executive Officers	13

Item 6.	Executive Compensation	14

Item 7.	Certain Relationships and Related Transactions and Director Independence	15

Item 8.	Legal Proceedings	15

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and
Related Stockholder Matters	15

Item 10.	Recent Sales of Unregistered Securities	18

Item 11.	Description of Registrant’s Securities to be Registered	18

Item 12.	Indemnification of Directors and Officers	18

Item 13.	Financial Statements and Supplementary Data	19

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	19

Item 15.	Financial Statements and Exhibits	19

Signatures	S-1

To simplify the language in this registration statement, Xebec International, Inc. is referred to herein as “Xebec”, the “Company”, “we,”, “our” or similar terms.

Item 1.	Business

Business Development

History

Xebec International, Inc. was originally incorporated in Utah on May 16, 1988 as Postal Services Plus, Inc. and operated a postal service outlet store featuring postal boxes and package and mail handling. In 1989, Loki Holding Corporation made an acquisition of 125,000 shares of the Company’s common stock. Previously in November 1986, Loki made a public offering of its shares pursuant to an intrastate registration in the State of Utah.

On September 28, 1989, the Company changed its corporate name to Xyst, Inc. When the acquisition proved unsuccessful, Loki proposed that its stockholders approve the payment to Loki stockholders of a partial liquidating dividend of one share of Xyst common stock for each five share of Loki common stock held by each stockholder. Loki filed with the Utah Securities Division (the “Division”) a reorganization exemption application under Rule 14.2p-1 of the rules of the Division. No objection was received from the Division in accordance with its rules and, on June 23, 1990, Loki’s stockholders approved the partial liquidating dividend as proposed. Each Loki stockholder also executed a certificate of residency representing that he or she was a bone fide resident of the State of Utah.

On April 21, 1998, Xyst, Inc. merged with and into a newly created Nevada corporation, Xebec International, Inc., for the sole purpose of changing the Company’s domicile from Utah to Nevada. The Nevada entity was incorporated on April 6, 1998. As a result of the change of domicile merger the Company’s name was changed to Xebec International, Inc.

The Company has been inactive for several years except for investigating prospective business opportunities with the intent to acquire or merge with one or more businesses and is deemed a development stage company. The Company is voluntarily filing this registration statement in order to make information concerning itself more readily available to the public. Management believes that being a reporting company under the Securities Exchange Act of 1934, (the “Exchange Act”) will make available to the public and to a prospective merger or acquisition candidate additional information concerning the Company. Management also believes that this could possibly make the Company more attractive to an operating business as a potential merger or acquisition candidate. As a result of filing this registration statement, the Company becomes obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements.

Any target acquisition or merger candidate will become subject to the same reporting requirements as the Company following finalization of an acquisition or merger. Thus, in the event the Company successfully completes the acquisition of or merger with an operating business, that business must provide audited financial statements for at least the two most recent fiscal years or, in the event it has been in business for less than two years, audited financial statements will be required from the period of inception. This could limit the Company's potential target business opportunities due to the fact that many private businesses either do not have audited financial statements or are unable to produce audited statements without undo time and expense.

The Company's principal executive offices are located at 154 East Oliveberry Lane, Draper, Utah 84020 and its telephone number is (801) 209-4012.

Stock Split

As of June 16, 2008, the Board of Directors authorized and carried out a forward stock split of the Company’s  28,557,206 issued  and outstanding shares of common stock on a five (5) shares for one (1) share basis, which was effected as a stock dividend. In connection with the split, the Company entered into agreements with five individual stockholders whereby, immediately prior to the forward stock split, the five stockholders returned to the Company an aggregate of 21,450,000 shares of the Company’s issued and outstanding common stock. The returned shares were immediately cancelled and returned to the Company’s treasury. As a result of the stock split and cancellation of shares, the Company now has 35,536,030 shares outstanding. All references to common stock herein will be on a post-split basis.

Current Business Activities

The Company has a limited operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. There can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

Management plans to investigate, research and, if justified, potentially acquire or merge with, one or more businesses or business opportunities. The Company has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

Management intends to use various resources in its search for potential business opportunities including, but not limited to, the Company's officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals. Because of its lack of capital, the Company may not be able to retain, on a fee basis, professional firms specializing in business acquisitions and reorganizations. Rather, it will most likely have to rely on outside sources, not otherwise associated with the Company that will accept their compensation only after the Company has finalized a successful acquisition or merger. To date, the Company has not engaged or entered into any discussion, agreement or understanding with a particular consultant regarding its search for business opportunities. Presently, no final decision has been made nor is management in a position to identify any future prospective consultants.

If the Company elects to engage an independent consultant, it will look only to consultants that have experience in working with small companies in search of an appropriate business opportunity. Also, the consultant must have experience in locating viable merger and/or acquisition candidates and have a proven track record of finalizing such business consolidations. Further, the Company would prefer to engage a consultant that will provide services for only nominal up-front consideration and is willing to be fully compensated only at the close of a business consolidation.

The Company does not intend to limit its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of or merger with an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming publicly held without the time and expense typically associated with an initial public offering.

Evaluation

Once the Company identifies a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted, or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of its lack of capital, the Company may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity.

In evaluating potential business opportunities, management will consider, to the extent relevant to the specific situation, several factors including:

●	potential benefits to the Company and stockholders;
●	working capital;
●	financial requirements and availability of additional financing;
●	history of operation, if any;
●	nature of present and expected competition;
●	quality and experience of management;
●	need for further research, development or exploration;
●	potential for growth and expansion;
●	potential for profits; and
●	other factors deemed relevant to the specific opportunity.

Because the Company has not yet located or identified any specific business opportunity, there are certain unidentified risks that cannot be adequately expressed prior to identifying a specific target. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many potential business opportunities available to the Company may involve a new and untested technology, product, process or market strategy, which may not ultimately prove successful.

Form of Potential Acquisition or Merger

The Company cannot predict the manner in which it might participate in a particular prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific opportunity will depend upon the nature of its business, the respective needs and desires of the Company and the opportunity’s management, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or other form of consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, it presently does not intend to participate in an opportunity through the purchase of a minority stock position.

Because it has no assets and a limited operating history, in the event the Company successfully acquires or merges with an operating business, it is likely that current stockholders will experience substantial dilution. It is also probable that there will be a change in control of the Company. The owners of a business that the Company acquires or mergers with will most likely effectively control the Company following such transaction. Management has not established any guidelines as to the amount of control it will offer to prospective target. Instead, management will attempt to negotiate the best possible agreement for the benefit of the stockholders.

Presently, management does not intend to borrow funds to compensate any person, consultant, promoter or affiliate in relation to the consummation of a potential merger or acquisition. However, if the Company engages any outside advisor or consultant in its search for business opportunities, it may be necessary to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital, most likely the only method available would be the private sale of securities. These possible private sales would most likely have to be to persons known by the officers and directors or to venture capitalists that would be willing to accept the risks associated with investing in a business with limited operations. Because the Company is a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. Management will attempt to acquire funds on the best available terms. However, there can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on reasonable and/or acceptable terms. Although not presently anticipated, there is a remote possibility that the Company could sell securities to its management or affiliates to raise funds.

There exists a possibility that the terms of any future acquisition or merger transaction might include the sale of shares presently held by the Company’s officers and/or directors to parties affiliated with or designated by the potential target. Presently, management has no plans to seek or actively negotiate such terms. However, if this situation does arise, management is obligated to follow the Company's Articles of Incorporation and all applicable corporate laws in negotiating such an arrangement. Under this scenario of a possible sale by officers and directors, it is unlikely that similar terms and conditions would be offered to all other stockholders of the Company or that the stockholders would be given the opportunity to approve such a transaction.

In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities, may be paid to a person or persons instrumental in facilitating the transaction. No criteria or limits have been established for the determination of an appropriate finder's fee, although it is likely that any fee will be based upon negotiations by management, the business opportunity and the finder. Management cannot at this time make an estimate as to the type or amount of a potential finder's fee that might be paid. It is unlikely that a finder's fee will be paid to an affiliate of the Company because of the potential conflict of interest that might result. However, if such a fee were paid to an affiliate, it would have to be in such a manner so as not to compromise the affiliate’s possible fiduciary duty to the Company or violate the doctrine of corporate opportunity.

The Company believes that it is highly unlikely that it will acquire or merge with a business in which the Company's management, affiliates or promoters have an ownership interest. Any possible related party transaction of this type would have to be ratified by a disinterested Board and by the stockholders. Management does not anticipate an acquisition or merger with a related entity. Further, as of the date hereof, no officer, director, affiliate or associate has had any preliminary contact or discussions with any specific business opportunity, nor are there any present plans, proposals, arrangements or understandings regarding the possibility of an acquisition or merger with any specific business opportunity.

Rights of Stockholders

Management anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction ratified by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder ratification. Under Nevada law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is ratified by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

Under Nevada corporate laws, the Company’s stockholders may be entitled to assert dissenters’ rights in the event of a merger of acquisition. Stockholders will be entitled to dissent from and obtain payment of the fair value of their shares in the event of consummation of a plan of merger to which the Company is a party, if approval by the stockholders is required under applicable Nevada law. Also, stockholders will be entitled to dissenters’ rights if the Company enters into a share exchange if the Company’s shares are to be acquired. A stockholder entitled to assert dissenter’s rights and obtain the fair value for their shares, may not challenge the corporate action creating this entitlement, unless the action is unlawful or fraudulent with respect to the stockholder or the Company. A dissenting stockholder shall refrain from voting their shares in approval of the corporate action. If the proposed action is approved by the required vote of stockholders, the Company must give notice to all stockholders who delivered to the Company their written notice of dissent.

Competition

Because no potential acquisition or merger candidate has been identified, the Company is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search and, due to the Company's lack of funds, it may be difficult to successfully compete with these other companies.

Employees

As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as its business warrants the expense, or until it successfully acquires or merges with an operating business. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis.

Facilities

The Company currently uses the personal residence of its two directors as its principal place of business. These facilities are owned by the directors and are provided to the Company at no charge. Although the Company has no written agreement and currently pays no rent for the use of its facilities, it is contemplated that at such future time as the Company acquires or merges with an operating business, it will secure commercial office space. However, until such time, the type of business in which the Company will be engaged and the type of office and other facilities that will be required is unknown. The Company has no current plans to secure such commercial office space.

Industry Segments

No information is presented regarding industry segments. The Company is presently a development stage company seeking a potential acquisition of or merger with a yet to be identified business opportunity. Reference is made to the statements of income included herein in response to Item 13 of this Form 10 for a report of the Company's operating history for the past two fiscal years.

Item 1A.	Risk Factors

Risk Factors Related to the Company’s Business

The Company is, and will be, subject to substantial risks specific to a particular business or business opportunity, which specific risks cannot be ascertained until a potential acquisition or merger candidate has been identified. However, at a minimum, the Company's present and proposed business operations are highly speculative and subject to the same types of risks inherent in any new or unproven venture, including the types of risk factors outlined below.

The Company Has No Assets and No Source of Revenue.

The Company currently has only nominal assets and no source of revenues. It is unlikely that the Company will realize any revenues until it completes an acquisition or merger. There can be no assurance that any acquired business will produce material revenues for the Company or its stockholders or that any such business will operate on a profitable basis.

The Company’s Proposed Business is Speculative and there is No Assurance of Success.

The success of the Company’s proposed plan of operation will depend, to a great extent, on the operations, financial condition and management of the identified target. While management prefers business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, its subsequent success will most likely be dependent upon the target’s management and numerous other factors beyond the Company’s control.

No Substantive Disclosure Relating to Prospective Acquisitions.

Because the Company has not identified a specific industry, asset or business that it is seeking, investors have no substantive information upon which to base an investment decision until an acquisition or merger is consummated. Prospective investors cannot evaluate the comparative risks and merits of investing in a specific industry or business. An investor would have access to significantly more information if the Company had already identified a potential target, or if the target had made an offering of its own securities directly to the public. The Company gives no assurance that it will ultimately raise funds or that if it does, any investment in the Company will not ultimately prove to be less favorable than a direct investment in the target.

Scarcity of and Competition for Business Opportunities and Combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and/or acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company will be at a competitive disadvantage in successfully identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

No Agreement for Business Combination or Other Transaction — No Standards for Business Combination.

The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in consummating a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target company to have achieved, or without which the Company would not consider a business combination with such entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

Reporting Requirements May Delay or Preclude an Acquisition.

Section 13 of the Exchange Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired covering the two most recent fiscal years. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition. Acquisition prospects that do not have or are unable to obtain required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

As a Reporting Company under the Exchange Act, Our Cost of Doing Business Will Increase Significantly Because of Necessary Expenses, Including Compliance with Sec Reporting Requirements.

Pursuant to regulations under the Exchange Act, the Company will incur significant legal, accounting and other expenses to comply with SEC requirements, in particular, the Sarbanes-Oxley Act of 2002. Sarbanes-Oxley and other rules implemented by the SEC, requires management to assess its internal controls over financial reporting and requires auditors to attest to that assessment. Current regulations require us to include this assessment and attestation in our annual report on Form 10-K.

Management will need to invest significant time and energy to stay current with the requisite reporting responsibilities of the Exchange Act, which will limit their time they can apply to other tasks associated with operating Company business. It is possible that the additional burden and expense of complying with Exchange Act reporting requirements will cause the Company to fail in its search to acquire an operating business, which would result in the potential loss to those investors that hold Company stock.

Management estimates that compliance with the Exchange Act reporting requirements will cost in excess of $25,000 annually. This is in addition to other cost of doing business. It is important that the Company maintain adequate cash flow, not only to operate its business, but also to pay the legal and accounting costs associated with reporting requirements. If the Company fails to pay these costs as incurred, it could become delinquent in its reporting obligations and the Company shares may no longer remain qualified for quotation on a public market, if one should develop. Further, investors could lose confidence in the reliability of Company’s financial statements causing its stock price to decline.

Lack of Market Research or Marketing Organization.

The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

Lack of Diversification.

The Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company’s activities will be limited to those engaged in by the acquired business entity. The Company’s inability to diversify economic fluctuations within a particular business or industry could ultimately increase the risks associated with its operations.

Future Acquisition or Merger Would Likely Result in Substantial Dilution.

The Company is currently authorized to issue 50 million shares of common stock, of which 35,536,030 shares are outstanding as of the date hereof. The issuance of additional shares in connection with any acquisition or merger transaction or the raising of capital would most likely result in substantial dilution of the holdings of current stockholders.

The Company’s Auditors Have Expressed a Going Concern Opinion.

The Company’s independent auditors include a statement in their report to the Company’s financial statements that certain matters regarding the Company raise substantial doubt as to the Company’s ability to continue as a going concern. Note 4 to the financial statements states that “[t]he Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Discretionary Use of Proceeds.

The Company is not currently engaged in substantive business activities other than looking for and investigating business opportunities. Accordingly, management has broad discretion with respect to the potential acquisition of assets, property or business. Although management intends to apply to a suitable acquired business any proceeds received through the future issuance of stock or debt, the Company will have broad discretion in applying these funds. There can be no assurance that the use or allocation of such proceeds will allow the Company to achieve its business objectives.

Management Will Devote Only Minimal Time to the Company.

The Company’s directors and officers have other full time obligations and will devote only such time to the Company as necessary to maintain its viability. The President and Secretary will primarily handle general and administrative duties. Thus, because of management’s other time commitments, together with the fact that the Company has no business operations, management anticipates that they will devote only a minimal amount of time to Company activities, at least until such time as a suitable acquisition candidate is identified.

Effective Voting Control Held by Directors and Principal Stockholders.

The Company’s directors and three principal stockholders own in the aggregate approximately 98% of the outstanding voting securities of the Company. No other person owns as much as of 5% of the outstanding shares. Accordingly, the current directors and principal stockholders will have the ability to ratify proposals and elect all of the Company's directors, who in turn elect all executive officers, without regard to the votes of other stockholders.

No Active Market for Company’s Common Stock.

Presently, the Company’s common stock is not traded in any public market and there is no active market for the shares. Following the effectiveness of this registration statement, the Company intends to apply for inclusion of its common stock on the OTC Bulletin Board (“OTCBB”). However, there can be no assurance that any trading market will ever develop or be maintained on the OTCBB, pink sheets, or any other recognized trading market or exchange. Any trading market for the common stock that may develop in the future will most likely be very volatile, and numerous factors beyond the control of the Company may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTCBB. Therefore, only upon the effective date of this registration statement may the Company apply to have its securities quoted on the OTCBB. In the event that the Company loses this status as a "reporting issuer," any future quotation of its common stock on the OTCBB may be jeopardized.

Item 2.	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Form 10.

The Company is considered a development stage company with nominal assets and/or capital and no material operations or income. Ongoing expenses, including the costs associated with the preparation and filing of this registration statement, have been paid for by advances from a stockholder, which are evidenced on the Company’s financial statements as shareholder loans. It is anticipated that the Company will require only nominal capital to maintain its corporate viability. Additional necessary funds will most likely be provided by directors and stockholders, although there is no agreement related to future funds and there is no assurance such funds will be available. However, unless we are able to facilitate an acquisition of or merger with an operating business or obtain significant outside financing, there is substantial doubt about our ability to continue as a going concern.

Results of Operations

The Company has not reported revenues for the two most recent fiscal years and the six month period ended June 30, 2008. For the six months ended June 30, 2008, the Company reported a net loss of $18,545, attributed to general administrative expenses of that amount, compared to a net loss of $77 for the year ended December 31, 2007 period. The increase in general and administrative expenses in the first six months of 2008 is due to professional fees and costs associated with the preparation of this registration statement. The net loss for the year ended December 31, 2006 was $345, also attributed to general and administrative expenses of that amount.

Liquidity and Capital Resources

Expenses incurred during 2006, 2007 and the first six months of 2008 were paid by a stockholder. At June 30, 2008, the Company’s total assets, consisting of cash, was $7,110 compared to $655 at December 321, 2007 and $732 at December 31, 2006. The increase during the first six months of 2008 is attributed to cash advances to the Company made by a stockholder to be applied general and administrative expenses and the costs associated with this registration statement. At June 30, 2008, total liabilities were $37,501 accounted for as shareholder loans, compared to shareholder loans of $12,501 at both December 31, 2007 and 2006. The Company expects to continue to rely on the stockholder to pay expenses until such time as it can successfully complete an acquisition of or merger with an existing, operating company. There is no assurance that the Company will complete such an acquisition or merger or that the stockholder will continue indefinitely to pay expenses.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company related to it business and operations following a successful acquisition or merger.

Plan of Operation

During the next 12 months, we intend to actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. This search will not be restricted to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature.

Because we lack funds, it may be necessary for officers and directors to advance funds to finance operations and to accrue expenses until such time as a successful business consolidation can be accomplished. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. However, if we engage outside advisors or consultants in our search for business opportunities, it may be necessary to attempt to raise additional funds. As of the date hereof, we have not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital.

In the event we need to raise capital, most likely the only method available would be the private sale of securities. Being a development stage company, it is unlikely that we could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that we will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on acceptable terms.

We do not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is confident that we will be able to operate in this manner and to continue our search for business opportunities during the next twelve months. Also, we do not anticipate making any significant capital expenditures until we can successfully complete an acquisition or merger.

Net Operating Loss

The Company has accumulated approximately $44,522 of net operating loss carryforwards as of June 30, 2008 and $37,290 as of December 31, 2007. This loss carry forward may be offset against future taxable income through the year 2027. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In the event of certain changes in control, there will be an annual limitation on the amount of net operating loss carryforwards that can be used. No tax benefit has been reported in the financial statements for the six month period ended June 30, 2008 or the years ended December 31, 2007 and 2007 because it has been fully offset by a valuation reserve. The use of future tax benefit is undeterminable because presently we have no operations.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141, which establishes uniform treatment for all acquisitions and defines the acquiring company. The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date. It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time. This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, SFAS 109, 142 and various EITF’s. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company believes the implementation of this standard will have no effect on our financial statements.

Forward Looking and Cautionary Statements

This registration statement includes "forward-looking statements" that may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance and similar matters. When used in this report, the words "may," "will," expect," anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect future plans of operations, business strategy, operating results, and financial position. The Company cautions readers that a variety of factors could cause its actual results to differ materially from the anticipated results or other matters expressed in forward-looking statements. These risks and uncertainties, many of which are beyond our control, include:

●	the sufficiency of existing capital resources and the ability to raise additional capital to fund cash requirements for future operations;

●	uncertainties following any successful acquisition or merger related to the future rate of growth of the acquired business and acceptance of its products and/or services;

●	volatility of the stock market, particularly within the technology sector; and

●	general economic conditions.

Although management believes the expectations reflected in these forward-looking statements are reasonable, such expectations cannot guarantee future results, levels of activity, performance or achievements.

Item 3.	Properties

The Company does not presently own any property.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, based upon the Company’s stockholder records and the representations of its officers and directors, as of September 19, 2008, with respect to each person known to own beneficially more than 5% of the outstanding common stock, each director and all directors and officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Executive Officers
Collette P. Hicken	25,000,000	70.4%
154 East Olive Berry Lane
Draper, Utah 84020

5% Stockholders
Access Properties Group LLC (2)	2,500,000	7.0%
Box 224	2176 South Bear Lake Blvd.
Garden City, Utah 84028

Wayne Hicken	2,500,000	7.0%
457 South 500 East
Heber City, Utah 84032

Diane Bright	5,000,000	14.1%
2200 Arbor Lane
Salt Lake City, Utah 84117

All directors and officers	25,000,000	70.4%
a group (2 persons)

Note:	Unless otherwise indicated, the Company has been advised that each person above has sole voting power over the shares indicated above.

(1)	Based upon 35,536,030 shares of common stock outstanding on September 19, 2008.

(2)	Access Properties Group is a limited liability company principally owned by Claudia Moulton, who owns 50%, and Collette P. Hicken who owns 40%.

Item 5.	Directors and Executive Officers

The executive officers and directors of the Company are as follows:

Name	Age	Position
Barrett Hicken	45	President, CEO and Director
Collette P. Hicken	43	Secretary / Treasurer and Director

___________________________

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated its directors for service on the board of directors or any committee thereof, but directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board and any committee of the board. However, directors may defer expenses and/or take payment in shares of Xebec common stock. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the board and each executive officer serves at the discretion of the board. Presently we do not have any standing committees.

No director, officer or affiliate has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

Directors currently devote only such time to Company affairs as needed. The time devoted could amount to as little as 1% of the time they devote to their own business affairs, or if business conditions ultimately warrant, they could possibly elect to devote their full time to our business. Presently, there are no other persons whose activities are material to the Company’s operations.

Currently, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of the Company's affairs. Present management openly accepts and appreciates any input or suggestions from stockholders. However, the board of directors is elected by stockholders and the stockholders have the ultimate say in who represents them on the board. There are no agreements or understandings for any officer or director to resign at the request of another person and none of the current offers or directors are acting on behalf of, or will act at the direction of any other person.

The business experience of each of the persons listed above during the past five years is as follows:

Barett Hicken. Mr. Hicken has been President and a director of the Company since October 2003. He received his MBA from Webster University in 2002 in Salt Lake City, Utah and also graduated from the University of Utah with a Bachelor of Science degree in Finance and Economics in 1994. Mr. Hicken is a Certified Business Manager (2001), Certified in Sarbanes-Oxley Auditing and Technology (2005) and holds a Certificate in Corporate Governance from Tulane University Law School (2005). Mr. Hicken has been employed since 2007 at WebBank, a Utah Industrial Loan Bank, as Vice President of Corporate and Business Development in charge of Strategic Partnerships and Mergers and Acquisitions. Prior to WebBank, he worked for Fidelity Investments from 1991 to 2007, holding various operations and finance positions including Regional CFO and Director of Finance. In addition, Mr. Hicken has served as a consultant to public companies.

Collette Hicken. Ms. Hicken has been Secretary and director of the Company since March 2004. She is a graduated from Olympus High School in 1984 in Salt Lake City, Utah. Ms. Hicken has been employed at Continental Airlines since 1991 as a Sales Agent in Salt Lake City. Prior to working at Continental Airlines, she worked for Eastern Airlines and, previous to that, she worked for JC Pennys in the Accounting Operations in Salt Lake City. Ms. Hicken is the wife of the Company’s President, Barrett Hicken.

Item 6.	Executive Compensation

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the years ended December 31, 2007 and 2006. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation.

Item 7.	Certain Relationships and Related Transactions and Director Independence

There have been no material transactions during the past two fiscal years between the Company and any officer, director, nominee for election as director, or any stockholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individuals' immediate families, except for the following.

The Company’s President, Barrett Hicken, has made periodic loans and advances to Company to provide working capital and to cover expenses. These loans are depicted on the Company’s balance sheet as shareholder loans and, as of June 30, 2008, the amount owed was $37,501 and as of December 31, 2007, the amount owed was $12,501. The loans are evidenced by demand notes that do not bear interest.

The Company's officers and directors are subject to the doctrine of corporate opportunities, insofar as it applies to business opportunities in which it has indicated an interest through its proposed business plan or by way of an express statement of interest contained in corporate minutes. If directors are presented with business opportunities that may conflict with business interests identified by the Company, such opportunities must be promptly disclosed to the board of directors and made available to the Company. In the event the board shall reject an opportunity so presented and only in that event, any officer or director may avail themselves of such an opportunity. Every effort will be made to resolve any conflicts that may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities, may be paid to persons instrumental in facilitating the transaction. We have not established any criteria or limits for the determination of a finder's fee, although it is likely that an appropriate fee will be based upon negotiations by the Company and the appropriate business opportunity and the finder. Such fees are estimated to be customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Management cannot at this time make an estimate as to the type or amount of a potential finder's fee that might be paid, but is expected to be comparable to consideration normally paid in like transactions. It is unlikely that a finder's fee will be paid to an affiliate because of the potential conflict of interest that might result. Any such fee would have to be approved by the stockholders or a disinterested board of directors. See Item 1 “Description of Business - Form of Potential Acquisition or Merger” above.

Item 8.	Legal Proceedings

There are presently no material pending legal proceedings to which the Company is a party or to which any of its property is subject and, to the best of its knowledge, no such actions against the Company are contemplated or threatened.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is no public trading market for Xebec common stock. It is anticipated that within the next 12 months, we will make an application to have its shares quoted on the OTC Bulletin Board. The application will consist of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Exchange Act.

Inclusion on the OTCBB would permit price quotations for Xebec shares to be published by that service. Although we intend to submit an application to the OTCBB, management does not anticipate Xebec shares to immediately be traded in the public market. Also, secondary trading of our common stock may be subject to certain state imposed restrictions. Except for the application to the OTCBB, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities. There can be no assurance that our shares will be accepted for trading on the OTCBB or any other recognized trading market. Also, there can be no assurance that a public trading market will develop in Xebec shares following acceptance by the OTCBB or at any other time in the future or, that if such a market does develop, that it can be sustained.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, there are no plans to register our securities in any particular state.

It is most unlikely that Xebec securities will be listed on any national or regional exchange or on The Nasdaq Stock Market in the near future. Therefore our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is:

●	registered and traded on a national securities exchange meeting specified criteria set by the SEC;

●	authorized for quotation on The NASDAQ Stock Market;

●	issued by a registered investment company;

●	excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or

●	exempted from the definition by the SEC.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements. Broker-dealers must also make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in Xebec common stock and may affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the value at which the shares trade. Classification of Xebec shares as penny stocks increases the risk of an investment in the shares.

As of September 19, 2008, there were 222 holders of record of our common stock. Because all of the outstanding shares of common stock were issued pursuant to exemptions under the 1933 Act, for purposes of this registration statement all of the shares are considered restricted securities.

Rule 144

All of the Company’s shares were issued between 1989 and 2004. None of the shares were issued pursuant to a registration statement filed with the SEC, but were issued in reliance upon applicable exemptions from registration provided by federal and state law. Resale of shares may be made in reliance on exemptions pursuant to Section 4(1) of the Securities Act or Rule 144 under that Act. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted on non restricted (control) shares. Rule 144 has been amended by the SEC, effective February 15, 2008.

Under the amended Rule 144, an affiliate of a company filing reports under the Exchange Act who has held their shares for more than six months, may sell in any three-month period an amount of shares that does not exceed the greater of:

●	the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

●	1% of the shares then outstanding.

Sales by affiliates under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice and the availability of current public information about the issuer.

A non-affiliate stockholder of a reporting company who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself. After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

An important exception to the above described availability of the amended Rule 144 is that Rule 144 is not available for either a reporting or non-reporting shell company, unless the company:

●	has ceased to be a shell company;

●	is subject to the Exchange Act reporting obligations;

●	has filed all required Exchange Act reports during the preceding twelve months; and

?   at least one year has elapsed from the time the company filed with the SEC current Form 10 type information reflecting its status as an entity that is not a shell company.

Because Xebec is considered a shell company, stockholders may not avail themselves to Rule 144 for a period of one year from the date we file with the SEC current information reflecting that we no longer are a shell company. Stockholders may sell their shares pursuant to an effective registration statement under the Securities Act of 1933 or other available exemption from registration.

Dividend Policy

we have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate paying cash dividends or making distributions in the foreseeable future. It is our present intention to retain and invest any future earnings to finance operations.

Item 10.	Recent Sales of Unregistered Securities

This Item is not applicable

Item 11.	Description of Registrant’s Securities to be Registered

Common Stock

We are authorized to issue 50 million shares of common stock, par value $0.001 per share, of which 35,536,030 shares are issued and outstanding as of the date hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to

(i)	one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

(ii)	to participate equally and to receive any and all such dividends as may be declared by the board of directors out of funds legally available therefore; and

(iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company.

Stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Item 12.	Indemnification of Directors and Officers

As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), the Company has the power to indemnify any person made a party to an action, suit or proceeding because they are or were a director, officer, employee or agent of the Company. The indemnity extends to expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnity also is applicable in any criminal action or proceeding if the person had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company, against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses. Presently, the Company does not carry such insurance.

Transfer Agent

We have designated as our transfer agent Fidelity Transfer Company, 8915 South 700 East. Suite 102, Sandy, Utah 84070, telephone (801) 562-1300.

Item 13.	Financial Statements and Supplementary Data

Our financial statements for the six months ended June 30, 2008 and fiscal years ended December 31, 2007 and 2006 have been examined to the extent indicated in their reports by Moore & Associates, Chartered, independent certified public accountants. The financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to Regulation S-X as promulgated by the SEC, and are included herein in response to Item 13 of this Form 10.

Item 14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

This Item is not applicable

Item 15.	Financial Statements and Exhibits

(a)	Index to Financial Statements

Financial Statements for Six Month Period Ended June 30, 2008

and  for the Years Ended December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Stockholders’ Equity	F-4
Statements of Cash Flows	F-6
Notes to Condensed Financial Statements	F-7 - F-11

(b)	The following exhibits are filed with this registration statement:

Exhibit No.	Exhibit Name
3.1	Articles of Incorporation and Amendments
3.2	By-Laws of Registrant

________________

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Xebec International, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Xebec International, Inc. (A Development Stage Company) as of the period ended June 30, 2008 and the years ended December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2008 and the years ended December 31, 2007 and December 31, 2006 and since inception on June 30, 1989 through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xebec International, Inc. (A Development Stage Company) as of the period ended June 30, 2008 and the years ended December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2008 and the years ended December 31, 2007 and December 31, 2006 and since inception on June 30, 1989 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $114,160, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

July 2, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

XEBEC INTERNATIONAL, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	June 30,	December 31,	December 31,
	2008	2007	2006

CURRENT ASSETS

Cash	$7,110	$655	$732

Total Current Assets	7,110	655	732

TOTAL ASSETS	$7,110	$655	$732

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Shareholder loans	$37,501	$12,501	$12,501

Total Current Liabilities	37,501	12,501	12,501

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value, 50,000,000 shares
authorized, 35,536,030, 142,786,030 and 142,786,030 shares
issued and outstanding, respectively	35,537	142,787	142,787
Additional paid-in capital	48,232	(59,018)	(59,018)
Deficit accumulated during the development stage	(114,160)	(95,615)	(95,538)

Total Stockholders' Equity (Deficit)	(30,391)	(11,846)	(11,769)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$7,110	$655	$732

The accompanying notes are an integral part of these financial statements.
F-2

XEBEC INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Operations

					From Inception
	For the Six	For the Six	For the	For the	on June 30,
	Months Ended	Months Ended	Year Ended	Year Ended	1989 Through
	June 30,	June 30,	December 31,	December 31,	June 30,
	2008	2007	2007	2006	2008

REVENUES	$-	$-	$-	$-	$14,194

OPERATING EXPENSES

Depreciation expense	-	-	-	-	8,062
General and administrative	18,545	42	77	345	123,511

Total Operating Expenses	18,545	42	77	345	131,573

LOSS FROM OPERATIONS	(18,545)	(42)	(77)	(345)	(117,379)

OTHER EXPENSES

Other income	-	-	-	-	3,219

LOSS BEFORE INCOME TAXES	(18,545)	(42)	(77)	(345)	(114,160)

Income tax expense	-	-	-	-	-

NET LOSS	$(18,545)	$(42)	$(77)	$(345)	$(114,160)

BASIC LOSS PER
COMMON SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING	89,161,030	142,786,030	142,786,030	142,786,030

The accompanying notes are an integral part of these financial statements
F-3

XEBEC INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, June 30, 1989	-	$-	$-	$-	$-

Issuance of common stock
for cash and services at
an average price of
$0.05 per share	104,296	104	22,396	-	22,500

Additional paid-in capital
from officer	-	-	29	-	29

Issuance of common
stock for services at
$0.0002 per share	258,216	259	22,981	-	23,240

Cancellation of shares	(76,481)	(76)	76	-	-

Issuance of common stock
for services on May, 7 1998
at $0.0002 per share	20,000,000	20,000	(16,000)	-	4,000

Issuance of common stock
for cash on May 7, 1998
at $0.0003 per share	7,500,000	7,500	(5,000)	-	2,500

Issuance of common stock
for cash on May 7, 1998
at $0.0003 per share	15,000,000	15,000	(10,000)	-	5,000

Issuance of common stock for
services on October 28,
2003 at $0.0002 per share	50,000,000	50,000	(38,500)	-	11,500

Issuance of common stock for
services on November 1,
2003 at $0.0002 per share	25,000,000	25,000	(20,000)	-	5,000

Net loss for the period ended
December 31, 2003	-	-	-	(45,769)	45,769)

Balance, December 31, 2003	117,786,030	$117,787	$(44,018)	$(45,769)	$28,000

The accompanying notes are an integral part of these financial statements
F-4

XEBEC INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, December 31, 2003	117,786,030	$117,787	$(44,018)	$(45,769)	$28,000

Issuance of common stock for
cash on December 15, 2004
at $0.0004 per share	25,000,000	25,000	(15,000)	-	10,000

Net loss for the year
ended December 31, 2004	-	-	-	(40,501)	(40,501)

Balance, December 31, 2004	142,786,030	142,787	(59,018)	(86,270)	(2,501)

Net loss for the year
ended December 31, 2005	-	-	-	(8,923)	(8,923)

Balance, December 31, 2005	142,786,030	142,787	(59,018)	(95,193)	(11,424)

Net loss for the year
ended December 31, 2006	-	-	-	(345)	(345)

Balance, December 31, 2006	142,786,030	142,787	(59,018)	(95,538)	(11,769)

Net loss for the year
ended December 31, 2007	-	-	-	(77)	(77)

Balance, December 31, 2007	142,786,030	142,787	(59,018)	(95,615)	(11,846)

Cancellation of common shares	(107,250,000)	(107,250)	107,250	-	-

Net loss for the six months ended June 30, 2008	-	-	-	(18,545)	(18,545)

Balance, June 30, 2008	35,536,030	$35,537	$48,232	$(114,160)	$(30,391)

The accompanying notes are an integral part of these financial statements
F-5

XEBEC INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Cash Flows

					From Inception
	For the Six	For the Six	For the	For the	on June 30,
	Months Ended	Months Ended	Year Ended	Year Ended	1989 Through
	June 30,	June 30,	December 31,	December 31,	June 30,
	2008	2007	2007	2006	2008

OPERATING ACTIVITIES

Net loss	$(18,545)	$(42)	$(77)	$(345)	$(114,160)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	-	-	-	-	8,062
Common stock issued for services	-	-	-	-	59,240

Net Cash Used in
Operating Activities	(18,545)	(42)	(77)	(345)	(46,858)

INVESTING ACTIVITIES

Purchase of equipment	-	-	-	-	(8,062)

Net Cash Used in
Investing Activities	-	-	-	-	(8,062)

FINANCING ACTIVITIES

Proceeds from shareholder loans	25,000	-	-	-	37,501
Contributed capital	-	-	-	-	29
Common stock issued for cash	-	-	-	-	24,500

Net Cash Provided by
Financing Activities	25,000	-	-	-	62,030

NET INCREASE (DECREASE) IN CASH	6,455	(42)	(77)	(345)	7,110

CASH AT BEGINNING OF PERIOD	655	732	732	1,077	-

CASH AT END OF PERIOD	$7,110	$690	$655	$732	$7,110

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-	$-	$-
Income Taxes	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.
F-6

XEBEC INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

June 30, 2008 and December 31, 2007 and 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The financial statements presented are those of Xebec International, Inc. The Company was originally incorporated under the laws of the state of Utah on June 30, 1989 as Postal Services Plus, Inc. to engage in the business of providing postal service including postal boxes and package handling and any and all other lawful business. The Company has not experienced significant operations since fiscal year 1989 and is considered to be a development stage company. In September 1989, the Company changed its name to XYST, Inc. and obtained authorization to do business in Utah under the name of Discount Shipping and Packaging. In April 1998, the company completed a merger with Xebec International, Inc. with Xebec International, Inc. being the surviving corporation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2008 and December 31, 2007 and 2006.

	For the Six Months Ended June 30, 2008	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Loss (numerator)	$ (18,545)	$ (77)	$ (345)
Shares (denominator)	89,161,030.	142,786,030.	142,786,030
Per share amount	$ (0.00)	$ (0.00)	$ (0.00)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2008 and December 31, 2007 and 2006.

XEBEC INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

June 30, 2008 and December 31, 2007 and 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

	June 30, 2008	December 31, 2007	December 31, 2006
Income tax expense at statutory rate	$ 7,233)	$ 30)	$ (135)
Valuation allowance	(7,233)	(30)	135
Income tax expense per books	$ -)	$ -)	$ -

Net deferred tax assets consist of the following components as of:

	June 30, 2008	December 31, 2007	December 31, 2006
NOL carryover	$ 44,522)	$ 37,290)	$ 37,260
Valuation allowance	(44,522)	(37,290)	(37,260)
Net deferred tax asset	$ -)	$ -)	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $36,403 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

XEBEC INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

June 30, 2008 and December 31, 2007 and 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Stock-based compensation.

As of June 30, 2008, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141. This revised statement establishes uniform treatment for all acquisitions. It defines the acquiring company. The statement further

XEBEC INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

June 30, 2008 and December 31, 2007 and 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date. It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time. This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company believes the implementation of this standard will have no effect on our financial statements.

Unaudited Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and 2007 and for all periods presented have been made.

2.	SHAREHOLDER LOANS

Various startup expenses of the Company including purchase of property and equipment, officer’s compensation and general and administrative expenses have been paid for using funds provided by the shareholders of the Company. The loans are non interest bearing, unsecured and due upon demand. The Company owes $37,501 for such loans as of June 30, 2008.

3.	COMMON STOCK

As of June 16, 2008, the Board of Directors of the Company authorized and carried out a forward stock split of the Company’s issued and outstanding common stock on a five (5) shares for one (1) share basis, which was effected as a stock dividend.

In connection with this forward stock split, the Board of Directors of the Company also entered into agreements with five individual stockholders whereby, immediately prior to the five shares for one share forward stock split, the five stockholders returned to the Company an aggregate of 21,450,000 shares of the Company’s issued and outstanding common stock. The returned shares were immediately cancelled on the stock records of the Company and said shares were returned to the Company’s treasury. All references to common stock activity have been retroactively restated so as to incorporate the effect of the stock split.

XEBEC INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

June 30, 2008 and December 31, 2007 and 2006

4.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $114,160 as of June 30, 2008. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized.

Xebec International, Inc.

(Registrant)

Date:	September 26, 2008	By:	/S/ BARRETT HICKEN Barrett Hicken President, Chief Executive Officer and Director

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